CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees
The Lou Holland Trust:

We consent to the use of our report incorporated herein by reference and the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information.

/s/ KPMG LP

April 27, 2005